Exhibit 10.34

REDACTED

Certain identified information, indicated by [*****], has been excluded from the exhibit because it is both (i) not material and (ii) would likely cause competitive harm if publicly disclosed.

Amendment Two to Development and Option Agreement

This Amendment Two to the Development and Option Agreement (this "Amendment"), dated as of July 10, 2020 (the "Amendment Two Effective Date"), is made by and between CureVac AG, a German stock corporation with offices at Friedrich-Miescher-Strasse 15, 72076 Tubingen, Germany ("CureVac"), and Acuitas Therapeutics Inc., a British Columbia corporation ("Acuitas") and amends and restates the Development and Option Agreement dated April 29, 2016 (as amended by the Side Agreement and Amendment Number One dated December 1,2016) between CureVac and Acuitas (the "Development and Option Agreement"). Each of CureVac and Acuitas may be referred to herein as a "Party" or together as the "Parties."

WHEREAS, Acuitas and CureVac entered into that certain Development and Option Agreement effective April 29"', 2016 relating to the evaluation of and options to licence Acuitas LNP Technology for the research, development, manufacture and/or commercialisation of products incorporating Acuitas LNP Technology and CureVac Technology;

WHEREAS, pursuant to the Side Agreement and Amendment Number One dated December 1, 2016 to the Development and Option Agreement, Acuitas and CureVac agreed to include in the Work Plan the evaluation of Acuitas LNP Technology together with CureVac Technology relating to Gene Editing and to discuss and negotiate in good faith the terms and conditions under which the Development and Option Agreement will be amended to encompass Licensed Products useful for Gene Editing purposes;

WHEREAS, CureVac and Acuitas now wish to amend the Development and Option Agreement to include therein the terms and conditions for Exchange Licenses (as defined below);

NOW, THEREFORE, in consideration of the mutual covenants and representations contained herein, and for other good and valuable consideration, the amount and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

Section One. Defined Terms. Capitalized terms not defined herein have the definitions set forth in the Development and Option Agreement.

Section Two. Amendments. Article 5 of the Development and Option Agreement is hereby amended to add the following Section 5.4.

5.4 Exchange Licenses. CureVac may elect to designate up to [*****] of the Non-exclusive Licenses granted pursuant to this Agreement to be Exchange Licenses. For each Non-exclusive License designated an Exchange License, CureVac will have the option for a period of [*****] from the Amendment Two Effective Date (the "Exchange Period") to exchange the Primary Vaccine Target and any Additional Vaccine Targets in that license for an alternate Primary Vaccine Target and any Additional Vaccine Targets by submitting a written notice to Acuitas and following the escrow procedures set forth in Article 4 and the Option exercise procedures in this Article 5. If the proposed new Vaccine Target(s) are not subject to Pre-existing Restrictions, the original Vaccine Target(s) will be released by the Escrow Agent and the designated Exchange License will convert to a license to the new Vaccine Target(s) upon payment to Acuitas of an exchange fee of Three Million Dollars (US$3,000,000). Milestones and fees paid with respect to the Licensed Products to the original Vaccine Targets will not be creditable against Milestones and fees earned for the Licensed Products to the new Vaccine Targets. For clarity, CureVac will have the right to exchange [*****] Primary Vaccine Targets, and any associated Additional Vaccine Targets, with [*****] alternate Primary Vaccine Targets, and any associated Additional Vaccine Targets and can exercise this right either for different original Exchange Licenses or multiple times for the same original Exchange License, or a combination of both, up to a maximum of [*****] total alternate Primary Vaccine Targets. With respect to such Exchange Licenses, the clearance through the Escrow Agent and the Target Reservation mechanism under this Agreement, as well as all other provisions under this Agreement addressing the Target Reservation and Option exercise with respect to the Exchange Licenses and the Primary Vaccine Target and Additional Vaccine Targets under such Exchange Licenses will continue to apply for the Exchange Period. This Section 5.4 shall apply accordingly to Antibodies binding to a non-human protein or non-human antigen. Furthermore, this Section 5.4 is without prejudice to CureVac's right to change the Additional Vaccine Targets or Antibodies (as stipulated in Section 4.2(b) of a Non-exclusive License Agreement). For further clarity, no additional option exercise fee with respect to such new licenses for the Licensed Products to the new Vaccine Targets is payable under the Agreement.

The first sentence of Section 9.6 of the Development and Option Agreement is hereby amended as follows:

9.6. Survival. In addition to the termination consequences set forth in Section 9.5, the following provisions will survive termination or expiration of this Agreement, as well as any other provision which by its terms or by the context thereof, is intended to survive such termination: Sections 3.1 (f),3.3,5.4, 8.4,8.5, 8.7,8.8,9.4,9.5.9.6, 10.1, 10.4, 10.6,10.7, 10.9, lO.lOand 10.11 and Articles 1,6 and 7.

Section Three. Amendment Execution Fee. Within [*****] after the Amendment Two Effective Date, Cure Vac will pay to Acuitas an amendment execution fee of Five Million Dollars (US$5,000,000).

Section Four. Miscellaneous. Except as amended hereby, all other provisions of the Development and Option Agreement shall remain unchanged and in full force and effect in accordance with their terms. In the event of a conflict between the terms and conditions of this Amendment and the terms and conditions of the Development and Option Agreement, the terms and conditions of this Amendment shall control.

This Amendment may be executed simultaneously in two or more counterparts, and by PDF or other electronic transmission, each of which counterparts shall be deemed an original, but all of which together shall constitute one and the same instrument, provided that all such counterparts, in the aggregate, shall contain the signatures of all parties hereto.

[Signature page to follow]

IN WITNESS WHEREOF, the parties have duly executed this Amendment as of the date first written above.

CureVac AG

By:	/s/ Franz-Werner Haas
(Signature)

Name:	Franz-Werner Haas

Title:	Acting CEO

By:	/s/ Pierre Kemula
(Signature)

Name:	Pierre Kemula

Title:	CFO

Acuitas Therapeutics Inc.

By:	/s/ T. D. Madden
(Signature)

Name	Thomas Madden

Title:	President & CEO